UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

INTERVOICE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
VOTING PROCEDURES AND TABULATION
EXECUTIVE OFFICERS
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. TO APPROVE THE COMPANY’S 2005 STOCK INCENTIVE PLAN
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR 2005
AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005 AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
AGREEMENTS WITH EXECUTIVE OFFICERS
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
FEES OF AUDITOR
SHAREHOLDER PROPOSALS AND OTHER MATTERS
APPENDIX A

INTERVOICE, INC.
17811 WATERVIEW PARKWAY
DALLAS, TEXAS 75252

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 13, 2005

To the Shareholders of INTERVOICE, INC.:

     The annual meeting of shareholders of Intervoice, Inc., a Texas corporation (the “Company”), will be held on Wednesday, July 13, 2005, at 10:00 a.m., local time at the Renaissance Dallas - Richardson Hotel, 900 East Lookout Drive, Richardson, Texas 75082 for the following purposes:

1.	To elect the Board of Directors for the ensuing year;

2.	To consider and vote upon a proposal to approve the Company’s 2005 Stock Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed June 1, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Dallas, Texas, during ordinary business hours for a period of 10 days prior to the meeting.

     A record of the Company’s activities during the fiscal year ended February 28, 2005 and the financial statements for such fiscal year are contained in the accompanying 2005 Annual Report. The 2005 Annual Report does not form any part of the material for the solicitation of proxies.

     All shareholders are cordially invited to attend the meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED OR TO VOTE BY INTERNET OR TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE ACCOMPANYING PROXY. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By order of the Board of Directors,

Robert E. Ritchey
President and Chief Executive Officer
Dallas, Texas
June 13, 2005

INTERVOICE, INC.
17811 WATERVIEW PARKWAY
DALLAS, TEXAS 75252

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 13, 2005

INTRODUCTION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy will first be sent to shareholders of the Company is June 13, 2005.

     Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted for the election of the Board’s nominees for director and for the proposal to approve the Company’s 2005 Stock Incentive Plan.

     The Board of Directors is not aware of any other matter to be presented for consideration at the meeting. If any other matter is properly presented for action at the meeting, the proxy holders will vote the proxies in accordance with their best judgment in such matters. The proxy holders may also, if it is deemed to be advisable, vote such proxies to adjourn the meeting or to recess the meeting from time to time.

     Any shareholder of the Company returning a proxy has the right to revoke the proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to Robert E. Ritchey, President and Chief Executive Officer, Intervoice, Inc., 17811 Waterview Parkway, Dallas, Texas 75252; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Only holders of record of Common Stock at the close of business on June 1, 2005, the record date for the meeting, are entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The presence of a majority of the Common Stock outstanding on the record date is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding 38,096,149 shares of Common Stock. At the meeting, each shareholder of record on the record date will be entitled to one vote for each share registered in such shareholder’s name on the record date. The Articles of Incorporation of the Company deny cumulative voting rights. The following table sets forth certain summary information with respect to the only shareholders who are known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock as of June 1, 2005.

Name and Address	Number of Shares
of Beneficial Owner	Beneficially Owned	Percent of Class
Becker Capital Management, Inc. 1211 SW Fifth Avenue Suite 2185 Portland, Oregon 97204	1,935,825 (1)	5.08%
Barclays Global Investors NA 45 Fremont Street, 17th Floor San Francisco, California 94105	3,439,225(2)	9.03%

(1)	A Schedule 13G dated February 4, 2005 was filed by Becker Capital Management, Inc. disclosing its ownership of 1,935,825 shares of Common Stock. The Schedule 13G indicates that 1,732,725 shares are held subject to sole voting power, 1,935,825 shares are held subject to sole dispositive power, and no shares are held subject to shared voting or dispositive power.

(2)	A Schedule 13G dated February 14, 2005 was filed by Barclays Global Investors NA disclosing ownership of 3,439,225 shares of Common Stock. The Schedule 13G indicates that Barclays Global Investors, N.A. holds 2,818,312 shares subject to sole voting power and 3,053,261 shares subject to sole dispositive power,

Barclays Global Fund Advisors holds 385,374 shares subject to sole voting and dispositive power, Barclays Capital Inc. holds 500 shares subject to sole voting and dispositive power, and Palomino Limited holds 90 shares subject to sole voting and dispositive power.

VOTING PROCEDURES AND TABULATION

     The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and for, against or abstained from the proposal to approve the Company’s 2005 Stock Incentive Plan.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock of the Company present in person or by proxy at the meeting and entitled to vote and voted thereat.

     The proposal to approve the Company’s 2005 Stock Incentive Plan must be approved by a majority of the shares of Common Stock present or represented and voting on the proposal at the meeting. If a shareholder marks a ballot or proxy card to abstain from voting on a proposal, it will have the same effect as a vote cast “AGAINST” such proposal.

     If the Company receives a signed proxy card with no indication of the manner in which shares are to be voted on a particular proposal, such shares will be voted in accordance with the recommendation of the Board of Directors for such proposal.

     Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any “broker non-votes” will have no effect on the election of directors or the proposal to approve the Company’s 2005 Stock Incentive Plan.

EXECUTIVE OFFICERS

     Following is certain information regarding certain executive officers of the Company. Information regarding the only other executive officer of the Company, Robert E. Ritchey, President and Chief Executive Officer, is included under “Proposal 1. Election of Directors”.

     H. Don Brown, age 49, is Executive Vice President — Human Resources. He has held the position of Vice President of Human Resources since September 1995, and became an Executive Vice President in July 2002. From November 1994 to August 1995, Mr. Brown served as Director of Human Resources.

     Mark C. Falkenberg, age 48, is currently serving as Chief Accounting Officer, a position he has held since May 2001. Mr. Falkenberg joined the Company in March 2001. Prior to joining the Company, from September 1994 to February 2000, Mr. Falkenberg served as Vice President — Finance and Chief Financial Officer of Harris Methodist Health Plan, a health maintenance organization and a subsidiary of Texas Health Resources. Mr. Falkenberg also served as the Company’s Chief Financial Officer on an interim basis from July 2003 through August 2003.

     Craig E. Holmes, age 47, has served as Executive Vice President and Chief Financial Officer since joining the Company in August 2003. Prior to joining the Company, from September 2002 to July 2003 Mr. Holmes provided operational and financial consulting to a variety of companies. From August 2001 to June 2002 Mr. Holmes served as Executive Vice President and Chief Financial Officer of Masergy Communications, Inc., a network services and equipment provider. From July 1999 to June 2001 Mr. Holmes served as Chief Financial Officer of EpicRealm Inc., a software development and network services company. From September 1995 to June 1999 Mr. Holmes served as Executive Vice President and Chief Financial Officer of Excel Communications, Inc., a provider of telecommunications equipment and services.

     Dean C. Howell, age 47, is Executive Vice President, General Counsel and Secretary. He has held the position of Vice President and General Counsel since July 2000, became an Executive Vice President in July 2002, and was elected Secretary in June 2004. From March 1996 to June 2000, he served as Vice President and Corporate Counsel, and from October 1992 to February 1996, as Legal Counsel.

     Ronald W. Nieman, age 52, is Senior Vice President and General Manager, Network Strategic Market Unit, a position he has held since August 2004. Mr. Nieman served as Senior Vice President, Professional Services, from October 2003 until August 2004. Prior to such time, Mr. Nieman served as Senior Vice President-Line of Business, from July 2002 to October 2003. Prior to his promotion, Mr. Nieman served as Senior Vice President-International Sales from May 2001 to July 2002. Prior to joining the Company, Mr. Nieman served as President and Chief Executive Officer of RemoteVideo, Inc., a company specializing in electronic security, from August 2000 until May 2001. From December 1998 until June 2000, Mr. Nieman served as Senior Vice President and General Manager for Sensormatic Electronic Corporation’s Video Systems Division, a manufacturer and distributor of electronic security solutions.

     George T. Platt, age 40, is currently Senior Vice President and General Manager, Enterprise Strategic Market Unit, a position he has held since August 2004. Mr. Platt served as Senior Vice President of Marketing and Product Strategy from October 2003 to August 2004. Prior to that time, Mr. Platt served as Senior Vice President-Business Development and Marketing, from July 2002 to October 2003. Prior to his promotion, Mr. Platt served as Vice President of Distribution and Strategic Alliances for the Company’s Enterprise Solutions Division, a position he had held since March 1, 2002. From March 2000 to February 2002, Mr. Platt served as Vice President Managing Director, Asia and Latin America. From September 1999 to February 2000, Mr. Platt served as Vice President Managing Director, Latin America. Prior thereto, he served as Managing Director, Asia Pacific from October 1996 until November 1999. Mr. Platt is the son of George C. Platt, a member of the Company’s Board of Directors.

     Michael J. Polcyn, age 47, is currently Senior Vice President, Engineering and Chief Technology Officer, a position he has held since August 2004. Prior to such time, Mr. Polcyn served as Senior Vice President, Engineering, a position he held from July 2002 to August 2004. Prior to his promotion, Mr. Polcyn served as Vice President, Research and Development for the Company’s Enterprise Solutions Division, a position he had held since March 2001. From December 2000 to February 2001, Mr. Polcyn served as Vice President, Engineering. From March 1998 to December 2000, Mr. Polcyn served as Vice President, Packaged Products Line of Business. Prior thereto, he served as Vice President, Business Development and Product Marketing from December 1995 to March 1998.

PROPOSAL 1. ELECTION OF DIRECTORS

     The business and affairs of the Company are managed by and under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide that the number of directors constituting the Board of Directors shall not be less than three nor more than 11 as from time to time shall be fixed and determined by a vote of a majority of the Company’s directors serving at the time of such vote. The number of director positions presently constituting the Board is seven. The seven directors are to be elected at the meeting to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The seven nominees are the current directors of the Company: Saj-nicole A. Joni, Ph.D., Gerald F. Montry, Joseph J. Pietropaolo, George C. Platt, Donald B. Reed, Jack P. Reily and Robert E. Ritchey. During the fiscal year ended February 28, 2005, the Board of Directors held 13 meetings. Each of the nominees to be re-elected at the annual meeting attended at least 75% of the aggregate of the total number of meetings of the Board of Directors during his or her tenure as a director and the total number of meetings of any committees of the Board of Directors on which he or she served during the last fiscal year.

     The seven nominees for election to the Board of Directors who receive the greatest number of votes cast at the meeting will be elected to the Board of Directors. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the Board of Directors except where authorization so to vote is withheld. If any nominee becomes unable or unwilling to serve (which is not presently foreseen), the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF SUCH NOMINEES. Set forth below is certain information with respect to the seven nominees for director.

     Saj-nicole A. Joni, Ph.D., age 52, is President and Chief Executive Officer of Cambridge International Group Ltd., a position she has held since 1997. Cambridge International Group Ltd. provides advisory services on a variety of strategic and operational issues to a number of companies in different industries. Ms. Joni served as Vice President and Managing Director of Global Financial Services for CSC Index, a management consulting firm and wholly owned subsidiary of Computer Services Corporation, from 1994 to 1997. Before joining CSC Index, Ms. Joni served as a General Manager for Microsoft Corporation, a global provider of software solutions, from 1991 to 1994. Prior to serving as an executive for major corporations, Ms. Joni served on the faculties of Massachusetts Institute of Technology and Carnegie Mellon University. Ms. Joni has served as a director of the Company since June 2004.

     Gerald F. Montry, age 66, was elected Chairman of the Board of Directors of the Company in November 2004 and has served on the Board since October 2002. Mr. Montry also serves on the Board of Directors of TranSwitch Corporation, a VLSI semiconductor company specializing in communications equipment devices. Since 1998 Mr. Montry has been the Managing Partner of Mont Reuil & Co., a private investment firm. Mr. Montry served as Senior Vice President and Chief Financial Officer of DSC Communications Corporation, a telecommunications equipment company, from 1986 until it was acquired by Alcatel in 1998. Prior to the acquisition he also served DSC as a member of the Board of Directors. Prior to his tenure at DSC, Mr. Montry held management positions within the aerospace, defense and computer industries.

     Joseph J. Pietropaolo, age 49, served as Vice President and co-owner of I.A.Q. Enterprises L.L.C., a company specializing in mold remediation and restoration services, from October 2001 until November 2002. From March 1998 to June 2001, Mr. Pietropaolo served as an independent consultant providing financial consulting services. He is the former Chief Financial Officer of Transactive Corporation, a company that specializes in electronic benefits transfers, a position he held from August 1994 to March 1997. Mr. Pietropaolo is also the former Vice President and Treasurer of GTECH Corporation, a company specializing in on-line lottery systems, positions he held from 1990 to August 1994. Mr. Pietropaolo has served as a director of the Company since 1989.

     George C. Platt, age 64, is currently the President and Chief Executive Officer of Viewcast.com, Inc., d.b.a. Viewcast Corporation, a company engaged in video networking and internet video streaming, a position he has held since October 1999. From January 1991 to September 1999 Mr. Platt served as the President and Chief Executive Officer of InteCom Inc., a wholly owned subsidiary of Matra-Hachette, a company engaged in the manufacture and sale of telephone switching systems. Mr. Platt is a member of the Board of Directors of Viewcast.com. Mr. Platt has served as a director since 1991. Mr. Platt is the father of George T. Platt, Senior Vice President and General Manager, Enterprise Strategic Market Unit.

     Donald B. Reed, age 60, served as Chief Executive Officer of Cable Wireless Global from May 2000 to January 2003. Cable Wireless Global incorporated Cable and Wireless plc’s wholly owned operations in the United States, United Kingdom, Europe and Japan and was a provider of internet protocol (IP) and data services to business customers. From May 1999 until May 2000 Mr. Reed served Cable and Wireless as Chief Executive Officer responsible for Global Services. Mr. Reed served on the Board of Directors of Cable and Wireless plc. from August 2000 to December 2002. Mr. Reed’s career includes 30 years at NYNEX (now part of Verizon), a regional telephone operating company. From 1995 to 1997 Mr. Reed served NYNEX as President and Group Executive, with responsibility for directing the company’s regional, national and international government affairs, public policy initiatives, legislative and regulatory matters and public relations. Mr. Reed currently serves on the Board of Directors of Aggregate Industries, a construction materials firm headquartered in the United Kingdom with operations in the United States, and also serves on the Board of Directors of CSG Systems International, Inc., a provider of billing and customer care solutions. Mr. Reed has served as a director of the Company since March 2004.

     Jack P. Reily, age 54, is President of Reily Communications, a firm which provides consulting services to technology clients in the communications equipment and software market, a position he has held since 1998. From December 2000 to March 2002, he also held the position of Senior Vice President and General Manager for Efficient Networks (affiliated with Siemens Corporation), a leading provider of DSL modems for consumer and business applications. From 1997 to 1998 Mr. Reily was Executive Director of the Hardware Practice Group for Broadview International, an investment banking firm with special focus on merger and acquisition activity for telecommunications equipment manufacturers. Mr. Reily has served as a director of the Company since August 2002.

     Robert E. Ritchey, age 58, is President and Chief Executive Officer of the Company, a position he has held since November 2004. From July, 2002 until his promotion, Mr. Ritchey served as President of the Company. From December 2000 until July 2002, Mr. Ritchey served as President and General Manager Enterprise Solutions Division. Prior to joining the Company, from May 1999 to November 2000, Mr. Ritchey served as Vice President and General Manager of Notifier Integrated Systems, a subsidiary of Honeywell International, a provider of network based integration products to the electronic security and building controls industry. Mr. Ritchey has served as a director of the Company since June 2004.

Security Ownership of Directors and Executive Officers

     The tabulation below sets forth certain information with respect to the beneficial ownership of shares of Common Stock, as of June 13, 2005, of each director and nominee for director of the Company, each executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all directors, nominees for director and executive officers of the Company as a group.

	Common Stock
	Beneficially Owned (1)
	Number		Percent
Name	of Shares		of Class
Directors and Nominees for Director
Saj-nicole A. Joni, Ph.D.	30,000		*
Gerald F. Montry	162,000	(2)	*
Joseph J. Pietropaolo	46,000		*
George C. Platt	73,700	(2)	*
Donald B. Reed	30,000		*
Jack P. Reily	42,000	(2)	*
Robert E. Ritchey	374,201	(2)	*

Named Executive Officers (who are not a director or nominee named above)
Craig E. Holmes	84,522	(3)	*
Dean C. Howell	112,805	(3)	*
H. Don Brown	244,833	(3)	*
Michael J. Polcyn	186,900	(3)

All Directors, Nominees for Director and Executive Officers as a Group (14 persons)	1,608,750	(4)	4.09%

*	Less than 1%

(1)	Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

(2)	Shares are not outstanding but are subject to currently exercisable stock options, other than 10,700 shares held by Mr. Platt, 2,000 shares held by Mr. Reily, 23,369 shares held by Mr. Ritchey and 82,000 shares held directly by Mr. Montry and 40,000 held indirectly by Mr. Montry in a family limited partnership.

(3)	Shares are not outstanding but are subject to currently exercisable stock options, other than 53,450 shares held directly by Mr. Polycn and 2,200 shares held by his spouse, 91,700 shares held by Mr. Brown, 10,147 shares held by Mr. Howell, and 36,189 shares held by Mr. Holmes.

(4)	Consists of shares beneficially owned by the Company’s executive officers and directors. The shares beneficially owned by all directors and executive officers as a group include 1,220,123 shares issuable upon exercise of currently exercisable options and options which are exercisable within 60 days after June 13, 2005. The total also includes 43,100 shares held in trusts, family partnerships, or by spouses of directors and executive officers. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.

Audit Committee Report

     We have reviewed and discussed the Company’s audited financial statements for the year ended February 28, 2005 with management and have discussed with Ernst & Young LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, and other SEC regulations with respect to those statements.

     We have been advised of the content of, and have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Ernst & Young LLP its independence in connection with its audit of the Company’s most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005 for filing with the SEC.

     Joseph J. Pietropaolo, Gerald F. Montry and Jack P. Reily comprised the Audit Committee. As of the date of this report, all are independent, as defined in Rule 4200(a)(15) of the Nasdaq Stock Market.

     The Board of Directors has adopted a written charter for the Audit Committee.

     The information in this Audit Committee report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act of 1933, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these paragraphs by reference.

June 13, 2005

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Joseph J. Pietropaolo, Chairman
Gerald F. Montry
Jack P. Reily

Compensation of Directors

     All directors who are not employees of the Company receive an annual retainer of $20,000 for serving as a director of the Company. The Chairman of the Board, who is not an employee of the Company, receives an annual retainer of $50,000 for serving the Board as Chairman. The Chairman of the Audit Committee and Chairman of the Compensation Committee receive annual retainers of $10,000 and $5,000, respectively. The Company also reimburses all directors for travel, lodging and related expenses incurred in attending Board and committee meetings. Directors who are not employees of the Company receive a fee of $1,500 per day for each Board or committee meeting attended in person, and $750 per day for each Board or committee meeting attended by phone conference, provided that no director shall receive attendance fees with respect to more than two meetings which occur on the same day. If the 2005 Stock Incentive Plan is not approved at the annual meeting of shareholders, each nominee for director who is presently serving as a non-employee director, and who is re-elected as a director at the annual meeting on July 13, 2005, will automatically be granted a stock option to purchase 12,000 shares of Common Stock under the 2003 Stock Option Plan, which option can be exercised commencing on the date of the next annual meeting of shareholders. Pursuant to the 2003 Stock Option Plan, each of Messrs. Montry, Pietropaolo, Platt, Reily, and Reed, and Ms. Joni, was automatically granted an option to purchase 12,000 shares of Common Stock upon their re-election to the Board at last year’s annual meeting of shareholders, at an exercise price based on the market price on that date, $9.105 per share, which options can be exercised commencing on the date of the 2005 annual meeting. If the 2005 Stock Incentive Plan is approved at the annual meeting of shareholders, stock options will not be granted to non-employee directors under the 2003 Stock Option Plan, and non-employee directors will be eligible to receive grants of long-term equity incentive awards pursuant to the new plan. See “Proposal 2” for a discussion of the proposal to approve the 2005 Stock Incentive Plan. Directors are encouraged to attend the Company’s annual meetings of shareholders. Last year’s meeting was held in Dallas, Texas, and all then current directors attended the meeting.

Committees of the Board of Directors

     The Board of Directors has established committees which deal with certain specific areas of the Board’s responsibility. These committees include the Audit Committee, Compensation Committee, Executive Committee, Finance and Strategic Planning Committee and Nominating Committee. The Board of Directors has determined that Saj-nicole A. Joni, Ph.D., Gerald F. Montry, Joseph J. Pietropaolo, Donald B. Reed, and Jack P. Reily are “independent directors” under Rule 4200 (a) (15) of the NASD’s Listing Standards.

     The Audit Committee, which held 34 meetings during fiscal 2005, has the primary responsibility to ensure the integrity of the financial information reported by the Company. Its functions include: (a) the appointment, compensation and oversight of independent auditors; (b) reviewing the scope of the annual audit to be performed by the independent auditors prior to commencement of the audit; (c) reviewing the results of those audits; (d) reviewing the organization and scope of the Company’s internal system of audit and financial controls; (e) meeting periodically with management and the independent public accountants to review financial, accounting and internal control matters; (f) meeting periodically with the independent public accountants to discuss the results of their audit work and their opinions as to the adequacy of internal accounting controls and the quality of financial reporting; and (g) all other functions set forth in the Company’s Audit Committee Charter. The Company’s Board of Directors has determined that two members of the Audit Committee, Gerald F. Montry and Joseph J. Pietropaolo, are audit committee financial experts, and all members of the Audit Committee are independent in accordance with Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 and Rule 4200(a) (15) of the NASD’s Listing Standards. Its current members are Joseph J. Pietropaolo, Chairman, Gerald F. Montry and Jack P. Reily.

     The Compensation Committee, which held eight meetings during fiscal 2005, has the authority to determine and approve all the terms of the employment, compensation and benefits payable to officers of the Company, including those officers who are also directors. The Company’s management is from time to time directed by the Compensation Committee to review certain compensation matters and make recommendations to the Compensation Committee concerning such matters. The Compensation Committee also has the authority to administer and award stock options under the 2003 Stock Option Plan, the 1999 Stock Option Plan, and the 1998 Non-Qualified Stock Option Plan. If approved at the annual meeting of shareholders, the Compensation Committee will also administer the 2005 Stock Incentive Plan. The Compensation Committee is composed of Donald B. Reed, Chairman, Saj-nicole A. Joni, Ph.D., Gerald F. Montry, and Jack P. Reily.

     The Nominating Committee, which met once during fiscal 2005, has the function to identify and propose to the full Board of Directors nominees to fill vacancies on the Board of Directors. The Nominating Committee Charter is available to shareholder’s on the Company’s website, http://www.Intervoice.com. Pursuant to the Nominating Committee Charter, the Nominating Committee of the Board of Directors will consider director candidates recommended by shareholders of the Company. In order to be considered by the Nominating Committee, shareholders must submit in writing (which shall not include e-mail) the following information to the Chairman of the Nominating Committee no later than the last day of the Company’s fiscal year before the annual meeting of shareholders at which directors are to be elected: the name of the shareholder, contact information for the shareholder, number of shares of Common Stock owned by the shareholder, name of the registered owner of the Common Stock (if different from the shareholder), name of the person recommended for director, brief biography of the person recommended for director, qualifications of the person recommended for director, and whether the person recommended for director consents to being named in the proxy statement as a nominee for director. The Company requires its directors to possess certain minimum qualifications. A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company. A director must not have any conflicts of interests stemming from his or her institutional or other affiliations that would preclude, or have the appearance of precluding, such director from performing his or her duties and responsibilities as a director of the Company, including without limitation, such director’s duties of loyalty, honesty, and confidentiality, and the duty not to usurp corporate opportunities. The Nominating Committee also considers a wide variety of qualities and skills in its selection of directors, including: economic, technical, scientific, academic, financial, accounting, legal, marketing or other expertise applicable to the business of the Company; leadership or substantial achievement in their particular fields; demonstrated ability to exercise sound business judgment; integrity and high moral and ethical character; potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board as a whole; capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; ability to work well with others; high degree of interest in the business of the Company; dedication to the success of the Company; commitment to the responsibilities of a director; and international business or professional experience. The Committee utilizes a variety of methods for identifying and evaluating nominees for director, and there are no differences in the manner in which the Committee evaluates director nominees based on whether the nominee is recommended by a shareholder. The Committee shall identify the candidates for director nominees in consultation with other members of the Board and management, through the use of search firms or other advisers, or through recommendations submitted by shareholders. The Company has paid, and in the future could pay, fees to a search firm or other advisor to assist in identifying and evaluating nominees for director. The current members of the Nominating Committee are Jack P. Reily, Chairman, Joseph J. Pietropaolo and Donald B. Reed.

     The Executive Committee, which did not meet during fiscal 2005, may, to the extent permitted by law, exercise the power of the Board of Directors when the Board is not in session. It also has the responsibility for reviewing long-range plans, capital expenditure programs, acquisitions and general corporate financing matters and making related recommendations to the Board of Directors. Its current members are Robert E. Ritchey, Chairman, Gerald F. Montry, George C. Platt, and Donald B. Reed.

     The Finance and Strategic Planning Committee, which was formed in July 2004 and met once during fiscal 2005, was formed in order to oversee and to provide consultation and recommendations to the Board and management concerning the Company’s financing requirements and strategic direction. The activities overseen by the Committee include mergers and acquisitions, commercial lending arrangements, the issuance of equity, debt and convertible securities, stock buy-backs, and similar financing and strategic activities. Its current members are Gerald F. Montry, Chairman, Saj-nicole A. Joni, Ph.D., Joseph J. Pietropaolo, George C. Platt, Jack P. Reily, and Robert E. Ritchey.

Communication with Directors

     Shareholders can send communications to the Board of Directors of the Company by delivering them in writing (which shall not include e-mail) to The Board of Directors, Intervoice, Inc., 17811 Waterview Parkway, Dallas, Texas 75252. Any shareholder communications addressed to the Board will be forwarded to the Chairman of the Board unless the communication is addressed to the Chairman of the Nominating Committee of the Board, the Chairman of the Compensation Committee of the Board, or the Chairman of the Audit Committee of the Board, in which case the communication will be forwarded to the appropriate committee chairman.

PROPOSAL 2. TO APPROVE THE COMPANY’S
2005 STOCK INCENTIVE PLAN

     As shareholders, you are being asked to vote in favor of the adoption of the Intervoice, Inc. 2005 Stock Incentive Plan, which was approved by the Board of Directors on May 27, 2005. If approved by shareholders, the plan will replace the Company’s existing stock option plans (the Intervoice, Inc. 2003 Stock Option Plan, the Intervoice-Brite, Inc. 1999 Stock Option Plan and the Intervoice, Inc. 1998 Nonqualified Stock Option Plan) and become the sole plan for providing equity-based incentive compensation to the Company’s employees, non-employee directors and other service providers. Options granted under the existing stock option plans will continue to be subject to the terms of those plans as in effect before the effective date of the 2005 Stock Incentive Plan. A copy of the plan, as adopted by the Board of Directors, is set forth in Appendix A.

     The Board of Directors believes that equity-based incentive compensation plans provide an important means of attracting, retaining and motivating employees, non-employee directors and other service providers and recommends that shareholders approve the adoption of the plan. Because non-employee directors and executive officers of the Company are eligible to receive awards under the plan, they have a personal interest in the approval of the adoption of the plan.

     The plan is intended to promote and advance the interests of the Company by providing employees, non-employee directors and other service providers of the Company and its affiliates added incentive to continue in the service of the Company through a more direct interest in the future success of the Company’s operations. The Board of Directors believes that employees, non-employee directors and other service providers who have an investment in the Company are more likely to meet and exceed performance goals. The Company’s existing stock option plans utilize only stock options rather than other available equity-based incentive compensation vehicles. The Board of Directors believes that the existing plans will not be sufficient to meet the Company’s equity-based compensation and incentive goals and that the various equity-based incentive compensation vehicles provided for under the new plan, including stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards, are needed to maintain the Company’s competitive ability to attract, retain and motivate employees, non-employee directors and other service providers.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2005 STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

Description of the 2005 Stock Incentive Plan

     The following is a summary of the 2005 Stock Incentive Plan. This summary is qualified in its entirety by reference to the full text of the plan, as adopted by the Board of Directors, as set forth in Appendix A.

     Purposes. The plan allows for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards to employees, non-employee directors and other service providers of the Company and its affiliates who are in a position to make a significant contribution to the success of the Company and its affiliates. The purposes of the plan are to attract and retain individuals, further align employee and shareholder interests, and closely link compensation with Company performance. The plan will provide an essential component of the total compensation package, reflecting the importance that the Company places on aligning the interests of service providers with those of our shareholders.

     Administration. The plan provides for administration by the Compensation Committee or another committee of the Board of Directors (the “Committee”). However, each member of the Committee must (i) meet independence requirements of The NASDAQ Stock Market, Inc.; (ii) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and (iii) be an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). With respect to awards granted to non-employee directors, the Committee is the Board of Directors. Among the powers granted to the Committee are the authority to operate, interpret and administer the plan; determine eligibility for and the amount and nature of awards; establish rules and regulations for the plan’s operation; accelerate the exercise, vesting or payment of an award if the acceleration is in the best interest of the Company; require participants to hold a stated number or percentage of shares acquired pursuant to an award for a stated period of time; and establish other terms and conditions of awards made under the plan. The Committee also has authority with respect to all matters relating to the discharge of its responsibilities and the exercise of its authority under the plan. The plan provides for indemnification of Committee members for personal liability incurred related to any action, interpretation, or determination made in good faith with respect to the plan and awards made under the plan.

     Eligibility. Employees, non-employee directors and other service providers of the Company and our affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and our affiliates are eligible to participate in the plan. The Committee determines the type and size of award and sets the terms, conditions, restrictions and limitations applicable to the award within the confines of the plan’s terms. As of June 1, 2005, there were approximately 753 employees and 6 non-employee directors who would be eligible to participate in the plan.

     Available Shares. The maximum number of shares available for grant under the plan is 3,500,000 shares of Common Stock, plus all shares of Common Stock that remain available for grant under the Company’s existing stock option plans as of the date the 2005 Stock Incentive Plan is approved by shareholders plus any shares of Common Stock that become available under the plan (or an existing stock option plan) for any reason other than exercise. The number of shares available for award under the plan is subject to adjustment for certain corporate changes in accordance with the provisions of the plan. The aggregate number of shares available for grant will be reduced by (i) two shares of Common Stock for each share of Common Stock delivered in settlement of any award of restricted stock, restricted stock units, stock appreciation rights, performances awards or other incentive awards and any discounted options granted under the Plan and (ii) one share of Common Stock for each share delivered in settlement of stock options (other than discounted stock options). Shares of Common Stock issued pursuant to the plan may be shares of original issuance or treasury shares or a combination of those shares.

     The maximum number of shares of Common Stock available for grant of awards under the plan to any one participant is (i) 500,000 shares during the fiscal year in which the participant begins work for the Company and (ii) 300,000 shares during each fiscal year thereafter.

     No Repricing. Except for adjustments made in connection with certain stock splits, recapitalizations, mergers and reorganizations, no award may be repriced, replaced, regranted through cancellation or modified without shareholder approval, if the effect would be to reduce the exercise price for the shares underlying such award. The Committee cannot cancel an outstanding option that is under water for the purpose of granting a replacement award of a different type.

     Stock Options. The plan provides for the grant of incentive stock options intended to meet the requirements of Section 422 of the Code and nonqualified stock options that are not intended to meet those requirements. Incentive stock options may be granted only to employees of the Company and its affiliates. All options will be subject to terms, conditions, restrictions and limitations established by the Committee, as long as they are consistent with the terms of the plan.

     The Committee will determine when an option will vest and become exercisable. No option will be exercisable more than seven years after the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder, five years after the date of grant). Unless otherwise provided in the option award agreement, options terminate within a certain period of time following a participant’s termination of employment or service by reason of death, disability or retirement (1 year), for any reason other than death, disability, retirement, or cause (6 months) or for cause (30 days). The one-year exercise period following retirement is shortened to 10 days following written notice to the participant if the participant engages in a harmful activity (as defined in the plan).

     The exercise price of a stock option granted under the plan may not be less than the fair market value of the Common Stock on the date of grant; however, the exercise price may be less if the option is granted in connection with a transaction or complies with special rules under Section 409A of the Code. Incentive stock options must be granted at 100% of fair market value. (or, in the case of an incentive stock option granted to a 10 percent shareholder, 110 percent of fair market value). The average price of the Common Stock on June 1, 2005 was $8.75.

     The exercise price of a stock option may be paid (i) in cash, (ii) in the discretion of the Committee, with previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held for six months and that have an aggregate fair market value at the time of exercise equal to the total exercise price, or (iii) a combination of those shares and cash. In addition, in the discretion of the Committee, the exercise price may be paid by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock with respect to which the option is exercised and deliver the sale or margin loan proceeds directly to the Company to pay the exercise price and any required withholding taxes.

     Stock Appreciation Rights or SARs. A stock appreciation right or SAR entitles the participant to receive an amount in cash and/or shares of Common Stock, as determined by the Committee, equal to the amount by which the Company’s Common Stock appreciates in value after the date of the award. The Committee will determine when the SAR will vest and become exercisable. Generally, the exercise price of a SAR will not be less than the fair market value of the Common Stock on the date of grant. However, the exercise price may be less if the stock is granted in connection with a transaction or complies with special rules under Section 409A of the Code. No SAR will be exercisable later than seven years after the date of the grant. The Committee will set other terms, conditions, restrictions and limitations on SARs, including rules as to exercisability after termination of employment or service.

     Restricted Stock and Restricted Stock Units (RSUs). Restricted stock is shares of Common Stock that must be returned to the Company if certain conditions are not satisfied. The Committee will determine the restriction period and may impose other terms, conditions and restrictions on restricted stock, including vesting upon achievement of performance goals pursuant to a performance award and restrictions under applicable securities laws. The Committee also may require the participant to pay for restricted stock. Subject to the terms and conditions of the award agreement related to restricted stock, a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock during the restriction period, vote the restricted stock and enjoy all other shareholder rights related to the shares of Common Stock. Upon expiration of the restriction period, the participant is entitled to receive shares of common stock not subject to restriction.

     Restricted stock units (or RSUs) are fictional shares of Common Stock. The Committee will determine the restriction period and may impose other terms, conditions and restrictions on RSUs. Upon the lapse of restrictions, the participant is entitled to receive one share of common stock or an amount of cash equal to the fair market value of one share of common stock as provided in the award agreement. An award of restricted stock units may include the grant of a tandem cash dividend right or dividend unit right. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made with respect to a share of Common Stock during the period the RSU is outstanding. A dividend unit right is a contingent right to have additional RSUs credited to the participant equal to the number of shares of Common Stock (at fair market value) that may be purchased with the cash dividends. Restricted stock unit awards are considered nonqualified deferred compensation subject to Section 409A of the Code and will be designed to comply with that section.

     Performance Awards. A performance award is an award payable in cash or Common Stock (or a combination thereof) upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. For each performance award, the Committee will determine (i) the amount a participant may earn in the form of cash or shares of Common Stock or a formula for determining the amount payable to the participant; (ii) the performance criteria and level of achievement versus performance criteria that will determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested; (iii) the performance period over which performance is to be measured, which may not be shorter than one year; (iv) the timing of any payments to be made; (v) restrictions on the transferability of the award; and (vi) other terms and conditions that are not inconsistent with the plan.

     The maximum amount that may be paid in cash pursuant to a performance award each fiscal year is $2,000,000. If an award provides for a performance period longer than one fiscal year, the limit will be multiplied by the number of full fiscal years in the performance period. The performance measure(s) to be used for purposes of performance awards may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the participant is employed, and may consistent of one or more or any combination of the following criteria:

-	Earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis)	-	Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions

-	Return on equity	-	One or more operating ratios

-	Return on assets or net assets	-	Stock price

-	Revenues	-	Total shareholder return

-	Income or operating income	-	Market share

-	Expenses or expense levels	-	Cash flow

-	Return on capital or invested capital or other related financial measures	-	Net borrowing, debt leverage levels, credit quality or debt ratings

-	Capital expenditures	-	Net asset value per share

-	Economic value added	-	Profit margin

-	Individual business objectives	-	Operating profit

     Performance awards may be designed to comply with Code Section 162(m) performance-based compensation requirements. Section 162(m) of the Code limits the Company’s income tax deduction for compensation paid to each of the CEO and the four other highest paid officers of the Company to $1 million each year. There is an exception to the $1 million deduction limitation for performance-based compensation. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be established in writing by the Committee not later than 90 days after the commencement of the performance period, based on one or more, or any combination, of the performance criteria listed above. The Committee may reduce, but not increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a performance award. Prior to payment of compensation under a performance award intended to comply with Section 162(m), the Committee will certify the extent to which the performance goals and other criteria are achieved.

     Other Incentive Awards. The Committee may grant other incentive awards under the plan based upon, payable in or otherwise related to, shares of Common Stock if the Committee determines that the other incentive awards are consistent with the purposes of the plan. Other incentive awards will be subject to any terms, conditions, restrictions or limitations established by the Committee. Payment of other incentive awards will be made at the times and in the forms, which may be cash, shares of Common Stock or other property, established by the Committee.

     New Plan Benefits. The number of awards that will be received by or allocated to our executive officers, non-employee directors, employees and other service providers under the 2005 Stock Incentive Plan is undeterminable at this time.

     Company Change of Control. Unless an award agreement provides otherwise, in the event of an involuntary termination of employment or service other than for cause or a voluntary termination for good reason within one year after a change of control of the Company (as defined in accordance with the special rules under Section 409A of the Code, which may include, among others, the dissolution or liquidation of the Company, certain reorganizations, mergers or consolidations of the Company, or the sale of all or substantially all the assets of the Company), any time periods, conditions or contingencies relating to exercise or realization of, or lapse of restrictions under, awards will be automatically accelerated or waived so that: (i) if no exercise of the award is required, the award may be realized in full at the time of termination, or (ii) if exercise of the award is required, the award may be exercised in full beginning at the time of termination. Nevertheless, to the extent surrender or settlement of awards will not result in negative tax consequences to participants under Section 409A of the Code, the Committee may, without consent of a participant, (i) require participants to surrender any outstanding options or stock appreciation rights in exchange for an equivalent amount of cash, Common Stock, securities of another company or any combination thereof equal to the difference between fair market value of the Common Stock and the exercise or grant price, or (ii) require that participants receive payments in settlement of restricted stock, restricted stock units (and related cash dividend rights and dividend unit rights, as applicable), performance awards or other incentive awards in an amount equivalent to the value of those awards.

     Withholding Taxes. All applicable withholding taxes will be deducted from any payment made under the plan, withheld from other compensation payable to the participant, or be required to be paid by the participant prior to the making of any payment of cash or Common Stock under the plan. Payment of withholding taxes may be made by withholding shares of Common Stock from any payment of Common Stock due or by the delivery by the participant to the Company of previously acquired shares of Common Stock, in either case having an aggregate fair market value equal to the amount of the required withholding taxes. No payment will be made and no shares of Common Stock will be issued pursuant to any award made under the plan until the applicable tax withholding obligations have been satisfied.

     Transferability. No award of incentive stock options or restricted stock during its restricted period may be sold, transferred, pledged, exchanged, or disposed of, except by will or the laws of descent and distribution. If provided in the award agreement, other awards may be transferred by a participant to a permitted transferee.

     Amendment. The Board of Directors may suspend, terminate, amend or modify the plan, but may not without the approval of the holders of a majority of the shares of Common Stock of the Company make any alteration or amendment that operates (i) to increase the total number of shares of Common Stock that may be issued under the plan (other than adjustments in connection with certain corporate reorganizations and other events), (ii) to change the designation or class of persons eligible to receive awards under the plan or (iii) to effect any change for which shareholder approval is required by or necessary to comply with applicable law or the listing requirements of NASDAQ or any other exchange or association on which the Common Stock is then listed or quoted. Upon termination of the plan, the terms and provisions thereof will continue to apply to awards granted before termination. No suspension, termination, amendment or modification of the plan will adversely affect in any material way any award previously granted under the plan, without the consent of the participant.

     Effectiveness. The Plan will become effective July 13, 2005, if it is approved by a majority of the shares of Common Stock present or represented and voting on the proposal at the Company’s 2005 annual meeting. Unless terminated earlier, the plan will terminate on July 12, 2007.

United States Federal Income Tax Consequences

     The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.

     Incentive Stock Options. No income will be recognized by a participant for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

     If a participant uses already owned shares of common stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of common stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the participant for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, or if the stock is not statutory option stock, no income will be recognized by the participant upon the transfer of the stock in payment of the exercise price of an incentive stock option. If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a disqualifying disposition which will result in the recognition of ordinary income by the participant in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering the stock was exercised over the amount paid for the stock.

     Nonqualified Stock Options. No income will be recognized by a participant for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonqualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

     If a participant uses already owned shares of common stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the nonqualified stock option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the participant upon the exercise will be taxable to the participant as ordinary income. If the already owned shares of common stock are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified stock option will not be statutory option stock. However, if the already owned shares of common stock are statutory option stock with respect to which the applicable holding period has not been satisfied, the exercise probably will be considered a disqualifying disposition of the statutory option stock.

     Stock Appreciation Rights. There will be no federal income tax consequences to either the participant or the employer upon the grant of Stock Appreciation Rights (“SARs”). Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

     Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

     Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

     If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefor. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

     Restricted Stock Units. There will be no federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

     Performance Awards. There will be no federal income tax consequences to either the participant or the employer upon the grant of performance awards. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or shares of common stock in payment of performance awards in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

     Dividend Equivalents. Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

     Limitations on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million, unless the compensation is performance-based, is approved by the employer’s stockholders, and meets certain other criteria.

     In addition, Section 280G of the Code limits the deduction which the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals which are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

     Application of Section 409A of the Code. Recently enacted Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A of the Code, “nonqualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A of the Code does not apply to incentive stock options, nonqualified stock options granted at fair market value if no deferral is provided beyond exercise, or restricted stock. In limited circumstances, SARs are exempt from Section 409A of the Code.

     The awards made pursuant to the plan will be designed to comply with the requirements of Code section 409A to the extent the awards granted under the Plan are not exempt from coverage. However, if the plan fails to comply with Section 409A of the Code in operation, a participant could be subject to the additional taxes and interest.

     Awards made pursuant to the plan are not subject to the Employee Retirement Income Security Act of 1974, as amended.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

To the Shareholders of Intervoice, Inc.:

     Compensation Policy. The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, executive officers are offered compensation opportunities that are linked to the Company’s business objectives and performance, individual performance and contributions to the Company’s success and enhanced shareholder value. The Company’s compensation programs are designed and revised from time to time to be competitive within the software and data industry and the telecommunications industry.

     The Company’s executive compensation program consists primarily of (i) base salary, (ii) incentive cash bonus opportunities based upon individual and corporate performance, and (iii) long-term equity based incentives. The Company generally targets the aggregate of annual base salary, bonus opportunities and long-term equity based incentives made available to executive officers, who successfully perform their responsibilities, near the fiftieth percentile for officers with similar positions in companies in the software and telecommunications industries. The Compensation Committee believes that compensation opportunities near the fiftieth percentile for its comparison group are appropriate provided incentive cash bonus opportunities are a significant part of each executive officer’s compensation package and such bonus opportunities are dependant upon the Company achieving important elements of its business and financial plans. As discussed below, the compensation opportunities are largely dependent upon the Company’s ability to achieve its earnings and/or revenue targets.

     To ensure compliance with its compensation policy, the Company hired an independent consultant for fiscal 2005. In this capacity the consultant provided compensation and compensation trend information for officers in a variety of software and telecommunications companies. These surveys included companies within the SIC code for Telephone and Telegraph Apparatus used in the “Performance Graph” contained in this proxy statement. The services provided by the consultant included a comprehensive review of long-term equity based incentives offered by companies in the Company’s comparison group in light of recent changes to accounting rules that will cause companies to recognize a compensation expense in connection with the issuance of long-term equity based incentives. The Company supplemented the compensation information provided by the consultant with an internal review of compensation information in proxy statements issued by the companies included in the consultant’s survey.

     Stock Ownership Guidelines. In April 1995, the Compensation Committee established stock ownership guidelines for key executives of the Company. These guidelines provide that executives should hold shares in varying amounts as a multiple of salary, currently ranging from a minimum of four times annual salary for the Chief Executive Officer to one times annual salary for vice presidents who are not executive officers of the Company. The value of each executive’s share holdings for purposes of the guidelines is based on the greater of the current market price of the Company’s Common Stock or the aggregate amount the executive paid for the shares.

     Although some executives are already at or above the prescribed levels, the Compensation Committee recognizes that newer employees or those recently promoted may require some period of time to achieve these levels. Therefore, the guidelines provide for a transition period of approximately five years for the suggested levels to be met. The Compensation Committee monitors each executive’s progress toward achieving these guidelines when deciding on future stock option awards and other equity incentive opportunities.

     Fiscal 2005 Compensation.

     Base Salary. The Compensation Committee annually reviews and sets base salaries for each of the Company’s executive officers at levels within the range of those persons holding comparable positions at other companies in the Company’s comparison group. Annual salaries, including increases to salaries, are reviewed and approved on the basis of the individual performance of the executive, as determined through an evaluation by the officer’s immediate supervisor in consultation with the Company’s executive management and by the executive’s tenure and level of responsibility, the Company’s expected financial performance, and changes in competitive pay levels. With the exception of a raise awarded to Robert E. Ritchey upon his promotion to Chief Executive Officer and a salary increase for the Company’s new Chief Financial Officer, none of the Company’s executive officers received a raise during fiscal 2005.

     In recognition of his promotion from President to President and Chief Executive Officer, Mr. Ritchey was awarded a 32% increase in base salary during December 2004. The Compensation Committee supports this salary level which was near the median base salary for Chief Executive Officers in the Company’s comparison group. See “Agreements with Executive Officers” for a discussion of the employment agreement with Mr. Ritchey.

     The Company amended and restated its employment agreement with the Company’s former Chairman of the Board and Chief Executive Officer, David W. Brandenburg, during fiscal 2002. The amended and restated agreement provided for a base salary of $350,000. In accordance with the terms of Mr. Brandenburg’s agreement, the Compensation Committee reviewed Mr. Brandenburg’s base salary at the end of fiscal 2004 and decided not to change the amount of his salary for fiscal 2005.

     Annual Incentives. The Company has a bonus program that provides for the payment of periodic cash bonuses to executive officers contingent upon the achievement of certain earnings targets, revenue targets and/or other individual and corporate performance targets. The program is intended to reward the accomplishment of corporate objectives, reflect the Company’s priority on maintaining growth and stability of sales and earnings, and to provide a fully competitive compensation package which will attract, reward and retain quality individuals. Targets and objectives have varied for the specific officers involved. These officers are responsible for making and implementing strategic decisions concerning how the Company plans to achieve its long-term goals for growth and stability of earnings and revenues. The Compensation Committee believes that the amount of growth in the Company’s profitability and revenues should continue to serve as a basis for a significant component of the total compensation for these officers.

     Because the Company had just recently returned to profitability, the Compensation Committee did not approve a bonus plan for executive officers at the beginning of fiscal 2005. A bonus plan was approved during the second fiscal quarter, and replaced by the Compensation Committee during the third fiscal quarter with the Fiscal Year 2005 Second Half Incentive Plan (the “Second Half Plan”). The payment of bonuses to executive officers was contingent on the Company achieving minimum targeted amounts of earnings per share and revenues and the amounts payable under the Second Half Plan would increase to the extent revenues achieved during the fiscal year exceeded the minimum targeted amount. The maximum potential bonus opportunities under the Second Half Plan for executive officers, other than the Chief Executive Officer, ranged from 20% to 25% of annual base salary. The Company achieved the minimum thresholds for earnings per share and revenues under the Second Half Plan as revenues and earnings per share increased 11% and 84%, respectively, from fiscal 2004 to fiscal 2005. Based on the significant improvement to the Company earnings for fiscal 2005, the Compensation Committee approved the payment of an additional discretionary bonus to the Company’s executive officers which was allocated based on the same formula used under the Second Half Plan. The aggregate amounts paid to executive officers, other than the President and Chief Executive Officer, under both the Second Half Plan and the discretionary cash bonus ranged from 18% to 30% of base salary.

     Pursuant to his employment agreement that was in effect during fiscal 2005, the bonus opportunity for the President and Chief Executive Officer would have rewarded Mr. Ritchey for increases to the Company’s revenues, bookings and earnings. Mr. Ritchey agreed to waive any bonus he was eligible to earn for the fiscal year under his agreement. In lieu of any opportunity to earn a bonus under his employment agreement, Mr. Ritchey participated in the Second Half Plan and the discretionary cash bonus made available to the other executive officers. The maximum bonus opportunity for Mr. Ritchey under the Second Half Plan equaled 37.5% of his base salary, and the aggregate amount paid to Mr. Ritchey under the Second Half Plan and the discretionary cash bonus equaled 44% of his base salary. The Compensation Committee determined that bonus payments to Mr. Ritchey were appropriate in light of the significant improvements to the Company’s earnings and revenues from fiscal 2004 to fiscal 2005.

     The Company’s former Chairman of the Board and Chief Executive Officer, Mr. Brandenburg, retired from the Company prior to the end of fiscal 2005. Mr. Brandenburg’s retirement during the fiscal year made him ineligible to earn a bonus under his employment agreement, the Second Half Plan or the year-end discretionary bonus awarded by the Compensation Committee.

     Long-Term Equity-Based Incentives. Long-term equity based incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The Compensation Committee believes that such equity based incentive awards provide executives with a continuing stake in the long term success of the Company, and will assist them in achieving the share ownership targeted under the stock ownership guidelines discussed above. Long-term incentive awards granted in fiscal 2005 consisted of nonqualified stock options granted under the Company’s 2003 Stock Option Plan. Unlike cash, the value of long-term equity based incentives is largely dependent on the Company’s ability to improve its revenues and earnings from year to year.

     The stock options granted to employees during fiscal 2005 were granted at the market price on the date of grant and will only have value if the Company’s stock price increases, resulting in a commensurate benefit to the Company’s shareholders. Generally, grants vest in equal amounts over a three-year to four-year period. Executives generally must be employed by the Company at the time of vesting in order to exercise the options. Most of the stock options granted during fiscal 2005 vest in two equal amounts on February 28, 2005 and July 21, 2007.

     The Compensation Committee, in consultation with the Company’s executive management, determines from time to time the executive officers who shall receive options or other long-term equity based incentive awards under the Company’s employee stock option plans and other long-term equity based incentive compensation plans, the timing of such awards, the number of shares of Common Stock to be subject to each award and the other terms of each award. Annual long-term equity based incentive compensation awards are made in light of a compensation review and recommendations prepared by a compensation consultant comparing the Company’s equity awards to its officers to awards made by companies in the software and telecommunications industries whose description of business and revenues most closely approximated those of the Company. Many of these companies are included in the Company’s peer group index set forth in the section entitled “Stock Performance Graph”. Awards to individual executive officers by the Compensation Committee are based on their annual performance evaluations, relative salary levels, the number of shares under awards previously made, and their potential contribution to the long-term performance of the Company. The emphasis placed on equity-based incentive opportunities was also considered by the Compensation Committee in determining awards.

     The Compensation Committee granted stock options covering 330,000 shares of Common Stock to executive officers of the Company, other than executive officers who served as Chief Executive Officer during fiscal 2005. Options covering 260,000 shares of Common Stock were granted to Mr. Brandenburg in his capacity as Chairman of the Board and Chief Executive Officer prior to the announcement of his retirement during fiscal 2005, and options covering 150,000 shares were awarded to Mr. Ritchey in his capacity as President of the Company and 300,000 shares were awarded upon his promotion to President and Chief Executive Officer.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in an increased value to shareholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal 2005 adequately reflect the Company’s compensation goals and policies.

May 24, 2005

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Donald B. Reed, Chairman
Saj-nicole Joni
Gerald F. Montry
Jack P. Reily

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information concerning the compensation paid or awarded to the Company’s current Chief Executive Officer, former Chief Executive Officer who retired during fiscal year 2005, and the other four most highly compensated executive officers of the Company in fiscal 2005 (the “Named Officers”) for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended February 28, 2005, February 29, 2004, and February 28, 2003.

					LONG TERM
					COMPENSATION
		ANNUAL COMPENSATION			AWARDS
					Securities
Name and	Fiscal			Other Annual	Underlying	All Other
Principal Position	Year	Salary (1)	Bonus	Compensation(9)	Options	Compensation(2)

Robert E. Ritchey	2005	$323,750	$175,322	$2,831	450,000	$9,524
President and Chief	2004	265,438	—	2,528	240,000	8,685
Executive Officer(3)	2003	240,750	—	—	42,500	8,059

Craig E. Holmes	2005	$250,000	$73,981	$2,303	100,000	$6,490
Executive Vice President and	2004	115,096	—	—	100,000	1,891
Chief Financial Officer(4)

Dean C. Howell	2005	$194,760	$46,104	—	35,000	$5,741
Executive Vice President,	2004	194,760	—	—	54,250	6,068
General Counsel and Secretary(5)	2003	194,760	—	—	14,250	5,719

H. Don Brown	2005	$188,134	$44,545	$1,925	35,000	$997
Executive Vice President,	2004	188,134	—	—	54,250	981
Human Resources(6)	2003	188,134	—	—	14,250	981

Michael J. Polcyn	2005	$183,600	$53,605	$2,180	40,000	$3,545
Senior Vice President,	2004	183,600	—	—	50,500	3,389
Engineering and Chief Technology Officer(7)	2003	183,600	2,096	—	10,500	3,088

David W. Brandenburg	2005	$251,955	—	—	260,000	$99,469
Former Chairman of the Board	2004	350,000	—	—	390,000	5,472
and Chief Executive Officer(8)	2003	350,000	—	—	160,000	5,783

(1)	Includes amounts deferred at the Named Officer’s election pursuant to the Company’s 401(k) Employee Savings Plan.

(2)	Represents Company contributions on behalf of the Named Officers under the Company’s 401(k) Employee Savings Plan and amounts includable in compensation for Company-paid group term life insurance and disability insurance.

(3)	All other cash compensation for Mr. Ritchey includes $6,975 for contributions under the Company’s 401(k) Employee Savings Plan, $2,271 for group term life insurance and $278 for long term disability insurance in fiscal year 2005; $6,294 for contributions under the Company’s 401(k) Employee Savings Plan, $2,020 for group term life insurance and $371 for long term disability insurance in fiscal year 2004; and $5,502 for contributions under the Company’s 401(k) Employee Savings Plan, $2,160 for group term life insurance and $397 for long term disability insurance in fiscal year 2003.

(4)	All other cash compensation for Mr. Holmes includes $5,417 for contributions under the Company’s 401(k) Employee Savings Plan, $795 for group term life insurance and $278 for long term disability insurance in fiscal year 2005; and $1,500 for contributions under the Company’s 401(k) Employee Savings Plan, $313 for group term life insurance and $78 for long term disability insurance in fiscal year 2004. Mr. Holmes was initially employed by the Company as Chief Financial Officer during August 2003.

(5)	All other cash compensation for Mr. Howell includes $4,869 for contributions under the Company’s 401(k) Employee Savings Plan, $594 for group term life insurance and $278 for long term disability insurance in fiscal year 2005; $5,147 for contributions under the Company’s 401(k) Employee Savings Plan, $550 for group term life insurance and $371 for long term disability insurance in fiscal year 2004; and $4,730 for contributions under the Company’s 401(k) Employee Savings Plan, $592 for group term life insurance and $397 for long term disability insurance in fiscal year 2003.

(6)	All other compensation for Mr. Brown includes $719 for group term life insurance and $278 for long term disability insurance in fiscal year 2005; $610 for group term life insurance and $371 for long term disability insurance in fiscal year 2004; and $585 for group term life insurance and $396 for long term disability insurance in fiscal year 2003.

(7)	All other cash compensation for Mr. Polcyn includes $2,713 for contributions under the Company’s 401(k) Employee Savings Plan, $554 for group term life insurance and $278 for long term disability insurance in fiscal year 2005; $2,525 for contributions under the Company’s 401(k) Employee Savings Plan, $493 for group term life insurance and $371 for long term disability insurance in fiscal year 2004; and $2,296 for contributions under the Company’s 401(k) Employee Savings Plan, $395 for group term life insurance and $397 for long term disability insurance in fiscal year 2003.

(8)	All other cash compensation for Mr. Brandenburg includes $40,385 for amounts paid in connection with Mr. Brandenburg’s retirement from the Company, $55,864 for amounts paid in connection with Mr. Brandenburg’s accrued vacation time at the time of his retirement, $875 for contributions under the Company’s 401(k) Employee Savings Plan, $2,137 for group term life insurance and $208 for long term disability insurance in fiscal year 2005; $2,625 for contributions under the Company’s 401(k) Employee Savings Plan, $2,476 for group term life insurance and $371 for long term disability insurance in fiscal year 2004; and $2,222 for contributions under the Company’s 401(k) Employee Savings Plan, $3,165 for group term life insurance and $396 for long term disability insurance in fiscal year 2003. Mr. Brandenburg retired from the Company during November 2004.

(9)	Other Annual Compensation includes amounts reimbursed for payment of taxes.

OPTION GRANTS IN FISCAL YEAR 2005

     The following table sets forth certain information with respect to grants of stock options to the Named Officers during fiscal 2005 pursuant to the Company’s 1999 Stock Option Plan and 2003 Stock Option Plan.

				Potential Realizable Value at
				Assumed Annual Rates of Stock Price
	Individual Grants			Appreciation for Option Term (2)
		% of Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise
	Options	in Fiscal	Price	Expiration
Name	Granted (1)	2005	(/Sh)	Date	5%	10%

Robert E. Ritchey	150,000	6.5	$9.105	7/21/14	$858,750	$2,177,250
	300,000	13.0	$13.02	12/6/14	$2,457,000	$6,225,000

Craig E. Holmes	100,000	4.3	$9.105	7/21/14	$572,500	$1,451,500

Dean C. Howell	35,000	1.5	$9.105	7/21/14	$200,375	$508,025

H. Don Brown	35,000	1.5	$9.105	7/21/14	$200,375	$508,025

Michael J. Polcyn	40,000	1.7	$9.105	7/21/14	$229,000	$580,600

David W. Brandenburg	260,000	11.3	$9.105	7/21/14	$1,488,500	$3,773,900

(1)	All options were granted at fair market value (the average of the high and low trading prices of the Common Stock on the NASDAQ National Market) on the date of grant and expire ten years from the date of grant. The options become exercisable in two equal amounts on February 28, 2005 and the third annual anniversary of the date of grant, except for a stock option to acquire 300,000 shares granted to Mr. Ritchey which become exercisable in three equal amounts on each of the first three annual anniversaries of the date of grant.

(2)	The assumed 5% and 10% rates of stock price appreciation are specified by the proxy rules and do not reflect expected appreciation. The amounts shown represent the assumed value of the stock options (less exercise price) at the end of the ten-year period beginning on the date of grant and ending on the option expiration date. For a ten-year period beginning February 28, 2005, based on the closing price on the NASDAQ National Market of the Common Stock of $10.85 on such date, a share of the Common Stock would have a value on February 28, 2015 of approximately $17.67 at an assumed appreciation rate of 5% and approximately $28.14 at an assumed appreciation rate of 10%.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning option exercises in fiscal 2005 and the value of unexercised options held by each of the Named Officers at the end of fiscal 2005.

			Number of
			Securities			Value of
			Underlying			Unexercised
			Unexercised			In-the-Money
			Options at			Options at
			Fiscal Year End (#)			Fiscal Year End ($)(1)
	Shares
	Acquired	Value	Exercisable/			Exercisable/
Name	on Exercise (#)	Realized ($)	Unexercisable			Unexercisable

Robert E. Ritchey	10,000	$118,150	336,665	/	535,835	$1,132,822	/	$887,816

Craig E. Holmes	35,000	$164,400	48,333	/	116,667	$91,324	/	$343,251

Dean C. Howell	0	0	93,033	/	52,542	$356,906	/	$208,398

H. Don Brown	4,750	$80,163	143,633	/	58,417	$526,203	/	$262,070

Michael J. Polcyn	—		124,250	/	57,167	$473,454	/	$231,714

David W. Brandenburg	855,000	$5,199,267	0	/	0	0	/	0

(1)	Values stated are based on the closing price ($10.85) of the Company’s Common Stock as reported on the Nasdaq National Market on February 28, 2005 and the exercise price of the options.

EQUITY COMPENSATION PLAN INFORMATION

     The Company maintained five compensation plans to provide for the issuance of Common Stock of the Company to officers and other employees of the Company as of February 28, 2005. These plans consisted of the 1990 Employee Stock Option Plan, 1999 Stock Option Plan, 1990 Non-Employee Stock Option Plan, and the 2003 Stock Option Plan, which have been approved by shareholders, and the 1998 Employee Non-Qualified Stock Option Plan which has not been approved by the shareholders. The following table sets forth information regarding outstanding options and shares of Common Stock reserved for future issuance under the foregoing plans as of February 28, 2005:

	(A)	(B)	(C)
Number of Shares of
	Number of Shares of		Common Stock Remaining
	Common Stock To Be		Available For Future
	Issued Upon Exercise	Weighted-Average	Issuance Under Equity
	Of Outstanding	Exercise Price Of	Compensation Plans
	Options, Warrants And	Outstanding	(Excluding Shares
Plan Category	Rights	Options And Rights	Reflected In Column (A))
Equity compensation plans approved by shareholders	6,087,711	$8.21	419,879
Equity compensation plans not approved by shareholders (1)	275,174	$4.07	25,474
TOTAL(2)	6,362,885	$8.03	445,353

(1)	Consists of options that are outstanding or may be issued pursuant to the 1998 Employee Non-Qualified Stock Option Plan. The material features of the 1998 Non-Qualified Stock Option Plan are as described in the Company’s Form 10-K filed for the fiscal year ended February 28, 2005.

(2)	As of May 14, 2005, the number of shares of Common Stock to be issued upon exercise of outstanding stock options under all five of the Company’s stock option plans totaled 6,362,885, with a weighted average exercise price of $8.03 per share and a weighted average remaining life of 7.08 years; and the remaining number of shares available for future issuance under such five stock option plans was 445,353.

AGREEMENTS WITH EXECUTIVE OFFICERS

     Employment Agreement with Robert E. Ritchey. Effective as of December 1, 2004, Robert E. Ritchey was promoted from his position as President to the position of President and Chief Executive Officer. In connection with his promotion, Mr. Ritchey entered into a new employment agreement with the Company that superseded his 2002 employment agreement. The agreement was executed in May, 2005, effective as of December 1, 2004 and the initial term of the agreement will end on February 28, 2007. Mr. Ritchey’s base salary was increased to $395,000 in recognition of his promotion. The employment agreement provides that Mr. Ritchey will participate in the Company’s annual incentive bonus programs applicable to his position, which include the Company’s Fiscal Year 2006 Annual Incentive Compensation Plan. The Fiscal Year 2006 Annual Incentive Compensation Plan is based on the Company’s performance against certain operating income and revenue targets for fiscal year 2006. If the Company achieves the targeted amounts of operating income and revenues for fiscal year 2006, Mr. Ritchey will earn a bonus equal to 75% of his base salary.

     Mr. Ritchey’s employment agreement requires that he not compete with the Company while he renders services under the agreement and for a period of two years following the end of his employment. The agreement further provides that the Company can terminate Mr. Ritchey’s employment for death, for Cause, or for Inability to Perform (as such terms are defined in the agreement). The Company may also terminate his employment without Cause upon at least six months’ prior written notice. Mr. Ritchey may terminate his employment for Good Reason (as defined in the agreement) upon at least six months’ prior written notice. If Mr. Ritchey’s employment is terminated due to his death, the Company will pay to Mr. Ritchey’s designated beneficiary his base salary through the date of his death plus a lump sum equivalent to six months’ base salary. If Mr. Ritchey is terminated for Cause or for his Inability to Perform, the Company will have no liability for further payments to him other than payment of any unpaid portion of his base salary through the date specified in the notice of termination. If Mr. Ritchey’s employment is terminated by the Company for any reason other than death, Inability to Perform, or Cause, the Company will continue to pay Mr. Ritchey an amount equal to his base salary for 18 months following the end of his employment if, within 60 days, Mr. Ritchey signs a general release agreement in a form acceptable to the Company. The Company will also continue to make matching contributions toward the payment of his premiums for the company’s group health insurance coverage for the same 18 month period. If, in the reasonable judgment of the Company, Mr. Ritchey after the termination of his employment violates any of his obligations of confidentiality, noncompetition or nondisparagement under his agreement, the Company’s obligation to make monthly payments shall end as of the date the Company notifies Mr. Ritchey. In addition, the Company may suspend such payments if Mr. Ritchey is arrested or indicted for any felony or similar criminal offense, or any violation of federal or state securities laws, or a civil enforcement action is brought against him by a regulatory agency for actions or omissions related to his employment with the Company, or if the Company reasonably believes that Mr. Ritchey has committed an act or omission that would have entitled the Company to terminate his employment for Cause. If Mr. Ritchey is found guilty or enters into a plea agreement, consent decree, or similar arrangement with respect to a civil or criminal proceeding, or if the Board determines that he has committed such an act or omission, the Company‘s obligation to make any additional monthly payments will end and Mr. Ritchey will repay to the Company any such payments previously paid to him. If any such civil or criminal proceedings do not result in a finding of guilt or an entry of a plea arrangement or consent decree or similar arrangement, or the Board determines that Mr. Ritchey has not committed such an act or omission, the Company will pay to Mr. Ritchey any monthly payments that were suspended, with interest, and continue to make all remaining payments due under his agreement.

     Following a Corporate Change (as defined in the agreement) and for a period of two years thereafter, if Mr. Ritchey’s employment is terminated for any reason other than death, Inability to Perform, Cause, or termination by Mr. Ritchey for Good Reason, the Company will pay him a lump sum amount (the “Change in Control Amount”) equal to his then-current base salary and the amount of annual incentive bonus which he had received in the Company’s last fiscal year (as determined in accordance with the agreement) multiplied by 2.99. Such payment will generally be made at the earlier to occur of his death or six months after his date of separation. The agreement also provides that, if the Change in Control Amount is subject to certain federal excise taxes, the Company will “gross-up” the Change in Control Amount such that Mr. Ritchey will receive a net amount after such taxes, equal to the Change in Control Amount that he would have received had such taxes not been imposed.

     Employment Agreement with Craig E. Holmes. On September 5, 2003, Craig E. Holmes, the Company’s Chief Financial Officer entered into an employment agreement with the Company effective as of August 27, 2003 for a two year term ending August 31, 2005. The agreement provided for an initial base salary of $225,000. During March 2005, Mr. Holmes’s base salary was increased to $250,000. The employment agreement provides that he is eligible to earn a cash bonus for any fiscal year in which all of the Company’s other executive officers are eligible to earn a cash bonus. Any bonus plan for Mr. Holmes will be structured such that if the plan objectives are achieved, he will earn a cash bonus equal to 50% of his base salary. Consistent with his employment agreement, Mr. Holmes will earn a cash bonus equal to 50% of his base salary under the Fiscal Year 2006 Incentive Compensation Plan if the Company achieves the operating income and revenue targets set forth in the Plan. In connection with the execution of Mr. Holmes’ employment agreement, he was awarded a stock option effective August 27, 2003, covering 100,000 shares of Common Stock under the Company’s 2003 Stock Option Plan.

     Except as discussed below, Mr. Holmes’s employment agreement requires that he not compete with the Company while he renders services under the agreement and for a period of 12 months thereafter; however, such terms shall not apply if Mr. Holmes’ employment is terminated by the Company for any reason other than Cause or Complete Disability (as such terms are defined in his agreement). If Mr. Holmes’ employment is terminated for Cause, the Company will have no liability for further payments to him. If Mr. Holmes becomes disabled (as defined in the agreement), the Company is obligated to pay him an amount equal to his base salary in effect at the time of disability for the shorter of the duration of the disability or the remainder of the term of the agreement; however, if Mr. Holmes’ becomes Completely Disabled (as such term is defined in the agreement), the Company may terminate his employment and provide him the same compensation he would be entitled to receive upon a termination of his employment without Cause. If Mr. Holmes’ employment is terminated for any reason other than by the Company for Cause or at the election of Mr. Holmes upon an Event of Default (as such term is defined in his agreement), the Company will (i) pay to Mr. Holmes a single lump sum in cash equal to the annual base salary payable to him for one calendar year (the “Remaining Compensation”), (ii) continue to make matching contributions toward the payment of his monthly premiums for the Company’s group health insurance coverage for a period of 12 months and (iii) except for a termination caused by Mr. Holmes’ death, accelerate the vesting of 33,333 shares of common stock covered by the stock option granted pursuant to his agreement so that such shares become immediately exercisable upon termination of his employment. In lieu of accelerating the vesting of any shares under his stock option, the Company may elect, in its sole discretion, to pay Mr. Holmes a single lump sum in cash equal to the annual base salary payable to him for one calendar year, which payment will be in addition to the payment of the Remaining Compensation.

     Agreement with the Company’s former Chairman of the Board and Chief Executive Officer. Effective on November 18, 2004 (the “Retirement Date”), Mr. Brandenburg offered his resignation in order to retire as Chairman of the Board and Chief Executive Officer, and indicated he would resign as a member of the Board of Directors on or before December 31, 2004. The Company accepted his resignation. Mr. Brandenburg and the Company entered into a letter agreement effective as of the Retirement Date, that expressly superseded the term and conditions of his June 26, 2000, employment agreement with the Company except for Paragraph 6 (“Covenant Not to Compete”), which provides that Mr. Brandenburg will not compete with the Company for a period of 18 months after the termination of his employment, and Paragraph 27 (“Assignment, Protection and Confidentiality of Proprietary Information”) both of which will continue in full force and effect. Under the letter agreement, Mr. Brandenburg agreed, among other things, to refrain from making any disparaging remarks about the Company or its products, not to induce the Company’s employees or customers to terminate their relationship with the Company, not to disclose the Company’s confidential and proprietary information, and to cooperate with the Company in any pending or future litigation, arbitration or similar proceedings involving the Company. The letter agreement also provided that the Company would continue to indemnify Mr. Brandenburg pursuant to the provisions of the Company’s Bylaws. In addition, for not less than five (5) years after the Retirement Date, the Company agreed to provide insurance coverage for Mr. Brandenburg in any existing or future director and officer insurance policies, equal in scope and amount to any other director or officer of the Company. Under the letter agreement, the Company provided to Mr. Brandenburg the Company’s standard payments and benefits offered to other retiring employees.

STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company’s shareholders during the five-year period ended February 28, 2005, as well as an overall broad stock market index, the NASDAQ Market Index, and a peer group index for the Company, the index for SIC Code 3661 Telephone and Telegraph Apparatus. The stock performance graph assumes $100 was invested on March 1, 2000 in the Company’s Common Stock and each such index.

COMPARISON OF CUMULATIVE TOTAL RETURN

OF COMPANY, INDUSTRY INDEX AND BROAD MARKET(1)

	Fiscal Year Ended

Company/Index/Market	2/29/2000	2/28/2001	2/28/2002	2/28/2003	2/29/2004	2/28/2005
Intervoice, Inc.	100.00	23.53	13.95	4.71	33.61	30.03
Telephone, Telegraph Apparatus	100.00	37.01	14.80	7.98	19.98	17.59
NASDAQ Market Index	100.00	46.80	38.22	29.94	45.57	46.14

(1)	Assumes $100 invested on March 1, 2000 and all dividends reinvested through February 28, 2005.

CERTAIN TRANSACTIONS

     For information concerning agreements between the Company and each of Robert E. Ritchey, Craig E. Holmes and David W. Brandenburg see “Agreements with Executive Officers”.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is not aware of any failure by an executive officer or director to report on a timely basis a transaction or holdings involving Company securities in accordance with the requirements of Section 16(a) under the Securities Exchange Act of 1934 during fiscal 2005. In making this representation, the Company is relying on written representations of its current and former executive officers and directors.

AUDITORS

     The Audit Committee appointed the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended February 28, 2005. Ratification or other action by the Company’s shareholders concerning the appointment of the independent auditors of the Company for fiscal 2006 is not required. The Audit Committee currently anticipates appointing Ernst & Young LLP as independent auditors for the current fiscal year but is still in the process of reviewing the matter and, therefore, has not yet appointed independent auditors for fiscal 2006.

     During the fiscal year ended February 28, 2005, Ernst & Young LLP provided audit services to the Company including an examination of the financial statements of the Company and an examination of the Company’s internal control over financial reporting. Ernst & Young LLP has advised the Company that no material relationship exists between Ernst & Young LLP or any of its partners and the Company and that it is independent from the Company in all respects. The Audit Committee of the Board of Directors has considered the non-audit services provided to the Company by Ernst & Young LLP and believes such are compatible with maintaining such firm’s independence.

     Representatives of Ernst & Young LLP are expected to attend the 2005 annual meeting. These representatives will have the opportunity to make a statement at the meeting if they desire to do so and will also be available to respond to appropriate questions.

FEES OF AUDITOR

     The fees billed by Ernst & Young LLP for professional services rendered to the Company and its subsidiaries for the fiscal years ended February 29, 2004 and February 28, 2005 were as follows:

	2004		2005
Audit Fees (a)	$480,960	72.0%	$915,466	81.1%
Audit-Related Fees (b)	-0-	0.0%	106,700	9.5%
Tax Fees (c)	184,972	28.0%	106,210	9.4%
All Other Fees (d)	1,818	0.0%	-0-	0.0%
Total	$667,750	100.0%	$1,128,376	100.0%

(a)	Fees for audit services billed for fiscal years 2004 and 2005 consisted of the audits of the Company’s annual consolidated financial statements (including, with respect to fiscal 2005, an audit of the Company’s internal control over financial reporting), reviews of its quarterly consolidated financial statements, consents and other services related to Securities and Exchange Commission matters, and statutory audits of certain foreign subsidiaries.

(b)	Fees for audit-related services in fiscal 2005 consisted of services related to a special investigation conducted by the Company’s Audit Committee.

(c)	Tax fees billed in fiscal years 2004 and 2005 included fees for tax compliance services performed for the Company, including compliance services related to various foreign subsidiaries and certain personnel on expatriate assignments, and tax advice regarding the Company’s transfer pricing policies.

(d)	Fees for services other than audit, audit-related or tax planning services billed in fiscal year 2004 included fees for technical reference aids.

     The charter of the Audit Committee requires the approval by the Audit Committee of all professional services rendered by the Company’s independent auditor prior to the commencement of the services. The services performed by Ernst & Young LLP in fiscal year 2005 were approved by the Audit Committee in accordance with its charter.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

     If a shareholder intends to present a proposal for action at the Company’s 2006 annual meeting and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Company by February 11, 2006. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

     In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2006 annual meeting, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Corporate Secretary of the Company at 17811 Waterview Parkway, Dallas, Texas 75252.

     The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone and/or telegraph by officers and regular employees of the Company, who will receive no additional compensation for such solicitations. To aid in the solicitation of proxies, the Company may employ the firm of Georgeson Shareholder Services, a proxy solicitation firm in Carlstadt, New Jersey, to solicit proxies from brokers, banks, nominees, institutional holders and individual holders for use at the meeting at a fee of approximately $6,500 plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms and custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

     For a discussion of the Company’s financial condition, changes in financial condition and results of operations, see Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2005 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For a discussion of quantitative and qualitative disclosures about market risk, see Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the 2005 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For the financial statements and supplementary financial information for the Company, see Item 8 “Financial Statements and Supplementary Data” in the 2005 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For a discussion of any changes in or disagreements with the accountants on accounting and financial disclosure, see Item 9 “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in the 2005 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. The Company will provide, by first class mail or other equally prompt means, a copy of the information that is incorporated by reference in the proxy statement, without charge, to each person to whom a proxy statement is delivered upon written or oral request within one day of receipt of such request. Requests for such information may be directed to Intervoice, Inc., Attention: Corporate Secretary, 17811 Waterview Parkway, Dallas, Texas 75252, telephone (972) 454-8000.

INTERVOICE, INC.

Robert E. Ritchey
President
and Chief Executive Officer
Dallas, Texas
June 13, 2005

APPENDIX A

INTERVOICE, INC.
2005 STOCK INCENTIVE PLAN

ARTICLE I. ESTABLISHMENT AND PURPOSE

     1.1. Establishment and Purpose. Intervoice, Inc. (“Intervoice”) hereby establishes the Intervoice, Inc. 2005 Stock Incentive Plan, as set forth in this document. The purpose of the Plan is to attract and retain highly qualified individuals and to align the interests of key individuals with those of the stockholders of Intervoice. Intervoice is committed to creating long-term stockholder value. Intervoice’s compensation philosophy is based on a belief that Intervoice can best create stockholder value if key employees, directors, and certain others providing services to the Company act and are rewarded as business owners. Intervoice believes that an equity stake through equity compensation programs effectively aligns service provider and stockholder interests by motivating and rewarding long-term performance that will enhance stockholder value.

     1.2 Effectiveness and Term. This Plan shall become effective as of July 13, 2005, provided it is approved by the holders of at least a majority of the shares of Common Stock present or represented and voting on the proposal to approve this Plan at the 2005 annual meeting of the stockholders of Intervoice duly held in accordance with applicable law. Unless terminated earlier by the Board, this Plan shall terminate on July 12, 2007.

ARTICLE II. DEFINITIONS

     2.1. “Affiliate” means a “parent corporation” or a “subsidiary corporation” of Intervoice, as those terms are defined in sections 424(e) and (f) of the Code, respectively.

     2.2. “Award” means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards or Other Incentive Awards, whether granted singly or in combination.

     2.3. “Award Agreement” means a written agreement between Intervoice and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

     2.4 “Board” means the Board of Directors of Intervoice.

     2.5 “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by Intervoice with respect to a share of Common Stock during the period such Award is outstanding.

     2.6. “Cause” means a finding by the Committee of acts or omissions constituting willful misconduct or gross negligence in the course of the Participant’s employment or service with the Company.

     2.7. “Change of Control” shall be defined in accordance with Treasury guidance and Regulations related to Section 409A of the Code, including but not limited to Notice 2005-1 and such other Treasury guidance or Regulations issued after the Effective Date.

     2.8. “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

     2.9. “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board, each of whom is an Outside Director; provided, however, that with respect to the application of the Plan to Awards made to Outside Directors, “Committee” means the Board. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

     2.10. “Common Stock” means the common stock of Intervoice, no par value per share, or any stock or other securities of Intervoice hereafter issued or issuable in substitution or exchange for the Common Stock.

     2.11. “Company” means Intervoice and any Affiliate.

     2.12. “Competitor” means any person or entity that carries on business activities in competition with the activities of Intervoice or any affiliate of Intervoice, including but not limited to (i) Alcatel, Avaya, IBM, Nortel, Aspect Communications, Edify, Converse Technologies, and Lucent Technologies, or, if those corporate names are not formally correct, the businesses commonly referred to by those names; and (ii) the successors to, assigns of, and affiliates of the persons or entities described in (i).

     2.13. “Disability” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

     2.14. “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by Intervoice with respect to a share of Common Stock during the period such Award is outstanding.

     2.15. “Effective Date” means the date this Plan becomes effective as provided in Section 1.2.

     2.16. “Employee” means an employee of the Company; provided, however, that the term “Employee” does not include a nonemployee director or an individual performing services for the Company who is treated for tax purposes as an independent contractor at the time of performance of the services.

     2.17. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     2.18. “Fair Market Value” means the fair market value of the Common Stock, as determined in good faith by the Committee or (i) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by NASDAQ for the date the Award is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (ii) if the Common Stock is traded in the NASDAQ National Market System, the average of the highest and lowest selling prices for such stock as quoted on the NASDAQ National Market System for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (iii) if the Common Stock is listed on any national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

     2.19. “FAS 123” means Statements of Financial Account Standards No. 123, “Accounting for Stock-Based Compensation,” as promulgated by the Financial Accounting Standards Board, as at any time revised or amended.

     2.20. “Fiscal Year” means the 12-month-period beginning each March 1 and ending on the last day of the following February.

     2.21. “Good Reason” means (i) any demotion of the Participant as evidenced by a material reduction in the Participant’s responsibilities, duties, compensation or benefits as in effect immediately prior to the Change of Control, or (ii) if the Company or its successor does not provide full relocation benefits to the Participant, any permanent relocation of the Participant’s place of business to a location 50 miles or more from the location prior to the Change of Control.

     2.22. “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.

     2.23. “Harmful Activity” means directly or indirectly (i) disparaging Intervoice or its affiliates, any products, services, or operations of Intervoice or its affiliates, or any of the former, current, or future officers, directors, or employees of Intervoice or its affiliates; (ii) soliciting, inducing, persuading, or enticing, or endeavoring to solicit, induce, persuade, or entice, any person who is then employed by or otherwise engaged to perform services for Intervoice or its affiliates to leave that employment or cease performing those services; (iii) soliciting, inducing, persuading, or enticing, or endeavoring to solicit, induce, persuade, or entice, any person who is then a customer, supplier, or vendor of Intervoice or any of its affiliates to cease being a customer, supplier, or vendor of Intervoice or any of its affiliates or to divert all or any part of such person’s or entity’s business from Intervoice or any of its affiliates; or (iv) associating as an employee, officer, director, agent, partner, stockholder, owner, member, representative, or consultant, with any Competitor of Intervoice or any of its affiliates.

     2.24. “Incentive Stock Option” means an Option that is intended to meet the requirements of section 422(b) of the Code.

     2.25. “Intervoice” means Intervoice, Inc., a Texas corporation, or any successor thereto.

     2.26. “NASDAQ” means The NASDAQ Stock Market, Inc.

     2.27. “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

     2.28. “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

     2.29. “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.

     2.30. “Outside Director” means a member of the Board who: (i) meets the independence requirements of NASDAQ, or if NASDAQ shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as Intervoice elects to list or quote its shares of Common Stock and that the Committee designates as Intervoice’s principal exchange or quotation system, (ii) qualifies as an “outside director” under Section 162(m) of the Code, (iii) qualifies as a “non-employee director” of Intervoice under Rule 16b-3, and (iv) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

     2.31. “Participant” means an Employee, director, or other individual or entity that has been granted an Award; provided, however, that no Option or Award that may be settled in Common Stock may be issued to a Participant that is not a natural person.

     2.32. “Performance Award” means an Award granted to a Participant pursuant to Article XI to receive cash or Common Stock conditioned in whole or in part upon the satisfaction of specified performance criteria.

     2.33. “Permitted Transferee” shall have the meaning given such term in Section 15.4.

     2.34. “Plan” means the Intervoice, Inc. 2005 Stock Incentive Plan, as in effect from time to time.

     2.35. “Prior Plans” means the Intervoice, Inc. 1998 Stock Option Plan, the Intervoice-Brite, Inc. 1999 Stock Option Plan, and the Intervoice, Inc. 2003 Stock Option Plan.

     2.36. “Purchased Restricted Stock” shall have the meaning given such term in Section 9.2.

     2.37. “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.

     2.38. “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

     2.39. “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions, and restrictions as may be determined by the Committee.

     2.40. “Retirement” means (i) with respect to an Employee, voluntary termination of employment after attaining age 55 and completing five years of continuous employment with the Company and (ii) with respect to an Outside Director, ceasing to be an Outside Director pursuant to an election by Intervoice’s shareholders or by voluntary resignation after attaining age 55 and completing five years of continuous service with the Company.

     2.41. “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

     2.42. “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

ARTICLE III. PLAN ADMINISTRATION

     3.1. Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives. In the case of an Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award for such exemption.

     3.2. Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Intervoice with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV. SHARES SUBJECT TO THE PLAN

     4.1. Available Shares.

     (a) Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 3,500,000 shares of Common Stock, plus all shares of Common Stock that as of the date the Plan is approved by Intervoice’s stockholders (the “Approval Date”) remain available for grant of options under the Prior Plans.

     (b) The maximum number of shares of Common Stock that may be subject to all Awards granted under the Plan to any one Participant (i) during the Fiscal Year in which the Participant is first hired by the Company is 500,000 shares and (ii) during each subsequent Fiscal Year is 300,000 shares. The limitations provided in this Section 4.1(b) shall be subject to adjustment as provided in Section 4.2.

     (c) The aggregate number of shares available for issuance under the Plan will be reduced by (i) two shares of Common Stock for each share of Common Stock delivered in settlement of any Award of Restricted Stock, Restricted Stock Units, SARs, Performance Awards, or Other Incentive Awards that are determined by the Committee to be full value Awards and any discounted Options granted pursuant to Section 7.2(ii), and (ii) one share for each share of Common Stock delivered in settlement of an Option (other than a discounted Option as described in Section 7.2(ii)). If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered shares of Common Stock which were subject to the Award shall, unless the Plan shall have been terminated, become available for future Awards under the Plan. Shares of Common Stock available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Prior Plans on the Approval Date that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment as provided in Section 4.2, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant under the Prior Plans, but shall be available for issuance under the Plan.

     (d) Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. Intervoice, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

     (e) Notwithstanding any provision of this Plan to the contrary, the Board or the Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations or other transactions to which Section 424(a) of the Code applies, provided such substitutions or assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder.

     4.2. Adjustments for Recapitalizations and Reorganizations.

     (a) The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Award theretofore granted, Intervoice shall effect a split, subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Common Stock without receipt of consideration by Intervoice, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and, if applicable, the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and, if applicable, the exercise price per share shall be proportionately increased.

     (b) If Intervoice recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted the Participant shall be entitled to receive (or to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

     (c) In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to (i) adjustment by the Committee in its sole discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock, or (ii) in the case of a Change of Control transaction, if approved by the Committee in its sole discretion, replacement with a comparable Award pursuant to Article XIII.

     (d) In the event of any changes in the outstanding Common Stock provided for in this Section 4.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive.

ARTICLE V. ELIGIBILITY

     The Committee shall select Participants from those Employees, directors and other individuals or entities providing services to the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI. FORM OF AWARDS

     6.1. Form of Awards. Awards may be granted under the Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI, and Other Incentive Awards pursuant to Article XII, or a combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan. The Committee may, but is not required to, subject an Award to such conditions as it determines are necessary or appropriate to ensure than an Award constitutes “qualified performance based compensation” within the meaning of section 162(m) of the Code and the regulations thereunder. Awards under a particular Article of the Plan need not be uniform, and Awards under more than one Article of the Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Subject to compliance with applicable tax law, an Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.

     6.2. No Repricing. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or modified without shareholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award; and the Committee cannot cancel an outstanding Option that is under water for the purpose of granting a replacement Award of a different type.

     6.3. No Reload Rights. Options shall not contain any provision entitling the Participant to an automatic grant of additional Options in connection with any exercise of the original Option.

     6.4. Substitution of SARs for Options. Any provision of this Plan to the contrary notwithstanding, if Intervoice is required to or elects to record as an expense in its consolidated statements of earnings the cost of Options pursuant to FAS 123 or a similar accounting requirement, the Committee shall have the sole discretion to substitute, without receiving Participants’ consent, SARs settled only in stock for outstanding Options; provided, however, that the terms of the substituted SARs are the same as the terms of the Options, the number of shares underlying the SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying shares and the exercise price of the Options.

ARTICLE VII. OPTIONS

     7.1. General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.

     7.2. Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless (i) the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company or (ii) the Option is structured to avoid negative tax consequences to the Participant under Section 409A of the Code. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than seven years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

     7.3. Restrictions Relating to Incentive Stock Options.

     (a) Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the times the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Intervoice and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under the Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Intervoice or an Affiliate, within the meaning of section 422(b)(6) of the Code, unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

     (b) Each Participant awarded an Incentive Stock Option shall notify Intervoice in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

     7.4. Exercise of Options.

     (a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Intervoice, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

     (b) Upon exercise of an Option, the exercise price of the Option shall be payable to Intervoice in full either: (i) in cash or an equivalent acceptable to the Committee, or (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, by tendering one or more previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, or (iii) in a combination of the forms of payment specified in clauses (i) and (ii) above; provided, however, that payment of the exercise price by means of tendering previously owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Committee, cause Intervoice to record a loss or expense as a result thereof.

     (c) During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to Intervoice or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Intervoice to pay the exercise price and any required withholding taxes.

     (d) As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Intervoice shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

     7.5. Termination of Employment or Service. Each Award Agreement embodying the Award of an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. In the event a Participant’s Award Agreement embodying the award of an Option does not set forth such termination provisions, the following termination provisions shall apply with respect to such Award:

     (a) Termination Other Than for Retirement, Disability, Death or Cause. If the employment or service of a Participant shall terminate for any reason other than Retirement, Disability, death or Cause, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of six months from the date of such termination of employment or service or (ii) the expiration of the term of such Option; provided, however, that if a Participant dies after his or her termination of employment or service but before the Participant’s right to exercise the Option expires under (i) or (ii) of this paragraph (a), the right to exercise the Option, to the extent then vested, shall expire on the earlier of (x) one year following the date of the Participant’s termination of employment or service or (y) the expiration of the term of such Option.

     (b) Termination by Reason of Retirement, Disability or Death. If the employment or service of a Participant shall terminate by reason of Retirement, Disability or death, each outstanding Option held by the Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of one year from the date of such termination of employment or service or (ii) the expiration of the term of such Option; provided, however, that with respect to a Participant who terminates employment or service by reason of Retirement and engages in a Harmful Activity either before or after Retirement, as determined by the Committee in its sole discretion, the one-year period described in paragraph (b)(i) shall be reduced to ten days from the date Intervoice gives notice of the Harmful Activity to the Participant.

     (c) Termination for Cause. Notwithstanding paragraphs (a) and (b) above, if the employment or service of a Participant shall terminate for Cause, each outstanding Option held by the

Participant may be exercised, to the extent then vested, until the earlier of (i) the expiration of 30 days from the date of such termination of employment or service or (ii) the expiration of the terms of such Option.

ARTICLE VIII. STOCK APPRECIATION RIGHTS

     8.1. General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless (i) the SARs were granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees as a result of a merger, consolidation, acquisition, or other corporate transaction involving the Company or (ii) the SARs are structured to avoid negative tax consequences to the Participant under Section 409A of the Code. The term of each SAR shall be as specified by the Committee; provided, however, that no SARs shall be exercisable later than seven years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, or otherwise) of a Participant prior to exercise of the SARs, as it determines are necessary or appropriate, provided they are not inconsistent with the Plan.

     8.2. Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to Intervoice, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement; provided, however, that if SARs are to be settled in cash, the SARS shall be structured to avoid negative tax consequences to the Participant under Section 409A of the Code.

ARTICLE IX. RESTRICTED STOCK

     9.1. General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award and restrictions under applicable federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

     9.2. Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock (“Purchased Restricted Stock”).

     9.3. Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

     9.4. Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of Intervoice, in the name of a nominee of Intervoice, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period, to vote the Restricted Stock and to enjoy all other stockholder rights with respect thereto, except that (i) Intervoice shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period, and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement or otherwise) of a Participant prior to expiration of the Restricted Period.

     9.5. Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of Intervoice or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article XIII, become subject to the restrictions applicable to such Restricted Stock.

Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE X. RESTRICTED STOCK UNITS

     10.1. General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited, and providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.

     10.2. Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.

     10.3. Cash Dividend Rights and Dividend Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Cash Dividend Right or Dividend Unit Right grant. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion.

     10.4. Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement or otherwise) of a Participant prior to expiration of the Restricted Period.

ARTICLE XI. PERFORMANCE AWARDS

     11.1. General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock, or a combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.

     11.2. Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (i) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount, (ii) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested, (iii) the performance period over which performance is to be measured, (iv) the timing of any payments to be made, (v) restrictions on the transferability of the Award, and (vi) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan.

     11.3. Code Section 162(m) Requirements. The Committee shall determine in its sole discretion whether all or any portion of a Performance Award shall be intended to satisfy the requirements for “performance-based compensation” under section 162(m) of the Code (the “162(m) Requirements”). The performance criteria for any Performance Award that is intended to satisfy the 162(m) Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in Section 11.4 not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time. The maximum amount that may be paid in cash pursuant to Performance Awards granted to a Participant with respect to a Fiscal Year that are intended to satisfy the 162(m) Requirements is $2,000,000; provided, however, that such maximum amount with respect to a Performance Award that provides for a performance period longer than one Fiscal Year shall be the foregoing limit multiplied by the number of full Fiscal Years in the performance period. At the time of the grant of a Performance Award and to the extent permitted under Code section 162(m) and regulations thereunder for a Performance Award intended to satisfy the 162(m) Requirements, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

     11.4. Performance Goals. The performance measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services, and may consist of one or more or any combination of the following criteria: (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis), (ii) return on equity, (iii) return on assets or net assets, (iv) return on capital or invested capital and other related financial measures, (v) cash flow, (vi) revenues, (vii) income or operating income, (viii) expenses or expense levels, (ix) one or more operating ratios, (x) stock price, (xi) total shareholder return, (xii) market share, (xiii) operating profit, (xiv) profit margin, (xv) cash flow, (xvi) capital expenditures, (xvii) net borrowing, debt leverage levels, credit quality or debt ratings, (xviii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, (xix) net asset value per share, (xx) economic value added and (xxi) individual business objectives. The performance goals based on these performance measures may be made relative to the performance of other business entities.

     11.5. Certification and Negative Discretion. Prior to the payment of any compensation pursuant to a Performance Award that is intended to satisfy the 162(m) Requirements, the Committee shall certify the extent to which the performance goals and other material terms of the Award have been achieved or satisfied. The Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a Performance Award.

ARTICLE XII. OTHER INCENTIVE AWARDS

     Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of the Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or a combination thereof), as established by the Committee, subject to the terms of the Plan.

ARTICLE XIII. CHANGE OF CONTROL

     13.1. Vesting of Awards. Except as provided otherwise below in this Article or in an Award Agreement at the time an Award is granted, notwithstanding anything to the contrary in this Plan, if a Participant’s employment or service with the Company is involuntarily terminated other than for Cause or if a Participant voluntarily terminates employment or service for Good Reason, in either case within the one-year period following a Change of Control of Intervoice, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived so that:

     (a) if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Participant’s termination of employment or service; or

     (b) if exercise of the Award is required, the Award may be exercised in full commencing on the date of the Participant’s termination of employment or service.

In the event all outstanding Awards are replaced in connection with a Change of Control by comparable types of awards of at least substantially equivalent value, as determined by the Committee in its sole discretion, such replacement awards shall provide for automatic acceleration or waiver as provided above in the event of a Participant’s involuntary termination of employment or service with the Company other than for Cause or voluntary termination of employment or service for Good Reason, as applicable.

     13.2. Cancellation of Awards. Notwithstanding the foregoing, on or prior to the date of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for payment by the Company, in cash, Common Stock, the securities of another company, or a combination thereof, as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised Options and SARs exceeds the exercise price or grant price, and (ii) with respect to Participants holding Restricted Stock, Restricted Stock Units, Performance Awards or Other Incentive Awards, and related Cash Dividend Rights and Dividend Unit Rights (if applicable), the Committee may determine that such Participants shall receive payment in settlement of such Awards (and dividend rights), in an amount equivalent to the value of such Awards (and dividend rights) at the time of such settlement; provided, however, that the Committee shall not take the action permitted by this Section 13.2 unless counsel for Intervoice determines that such action will not result in adverse tax consequences to Participants under Section 409A of the Code. Such surrender or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify.

ARTICLE XIV. AMENDMENT AND TERMINATION

     14.1. Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock if (i) such amendment or modification increases the maximum number of shares subject to the Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under the Plan, or (ii) counsel for Intervoice determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of NASDAQ or such other exchange or association on which the Common Stock is then listed or quoted. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

     14.2. Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

     14.3. Performance-Based Compensation. In the case of an outstanding Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall not, without the approval of the holders of at least a majority of the shares of Common Stock, amend the Plan or the Award in a manner that would adversely affect the Award’s continued eligibility for the performance-based compensation exemption under section 162(m) of the Code.

ARTICLE XV. MISCELLANEOUS

     15.1. Award Agreements. After the Committee grants an Award under the Plan to a Participant, Intervoice and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

     15.2. Listing; Suspension.

     (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Intervoice shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

     (b) If at any time counsel to Intervoice or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Intervoice or its Affiliates under the laws of any applicable jurisdiction, Intervoice or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Intervoice or its Affiliates.

     (c) Upon termination of any period of suspension under this Section, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

     15.3. Additional Conditions. Notwithstanding anything in the Plan to the contrary: (i) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Intervoice a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (ii) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer, and (iii) all certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     15.4. Transferability. No Award shall be subject to execution, attachment or similar process. No Award of Incentive Stock Options or Restricted Stock during its Restricted Period may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. If provided in the Award Agreement, all other Awards may be transferred by a Participant to a Permitted Transferee. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by the Plan or the Award Agreement shall be null and void and without effect. All Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant, or if applicable, a Permitted Transferee; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his or her guardian or legal representative. For purposes of the Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to Intervoice. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

     15.5. Withholding Taxes. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (i) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (ii) permitting the Participant to deliver to the Company previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

     15.6. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares down to the nearest whole share or settle fractional shares in cash.

     15.7. Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Intervoice or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (i) to a Participant at his address as set forth in the records of the Company or (ii) to Intervoice at the principal executive offices of Intervoice clearly marked “Attention: General Counsel.”

     15.8. Binding Effect. The obligations of Intervoice under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Intervoice, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Intervoice. The terms and conditions of the Plan shall be binding upon each Participant and his or her Permitted Transferees, heirs, legatees, distributees and legal representatives.

     15.9. Severability. If any provision of the Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

     15.10. No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent Intervoice or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Intervoice or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Awards made or to be made under the Plan. No Participant or other person shall have any claim against Intervoice or any Affiliate as a result of such action.

     15.11. Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

     15.12. No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Intervoice as a result of participation in the Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

     15.13. Risk of Participation. Nothing contained in the Plan shall be construed either as a guarantee by Intervoice or the Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of the Plan or as an agreement by Intervoice or the Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

     15.14. No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including without limitation Intervoice and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

     15.15. Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Intervoice or an Affiliate to the Participant.

     15.16. Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

PROXY	PROXY

Intervoice, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert E. Ritchey, and Craig E. Holmes, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, no par value per share (“Common Stock”), of INTERVOICE, INC. (the “Company”), standing in the name of the undersigned at the close of business on June 1, 2005, at the annual meeting of shareholders to be held on July 13, 2005, at Richardson, Texas, and at any adjournment thereof and especially to vote on the items of business specified herein, as more fully described in the notice of the meeting dated June 13, 2005, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.

This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR NAMED HEREIN, AND FOR THE PROPOSAL TO APPROVE THE COMPANY’S 2005 STOCK INCENTIVE PLAN.

Please mark, sign and date this Proxy Card on the reverse side and return it promptly using the enclosed reply envelope or submit your proxy by Internet or telephone.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-888-290-2311 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or over the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Daylight Time, On July 12, 2005.
THANK YOU FOR VOTING

Continued and to be signed on reverse side

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A.	Election of Directors

1.	The undersigned hereby votes in response to the election of the Board of Directors for the ensuing year.

☐	FOR all nominees	☐	WITHHOLD AUTHORITY	☐	FOR all nominees, except
			to vote for all nominees		vote withheld for those
named below:

Nominee Exceptions

NOMINEES:	01 Saj-nicole A. Joni, Ph.D., 02 Gerald F. Montry, 03 Joseph J. Pietropaolo, 04 George C. Platt, 05 Donald B. Reed, 06 Jack P. Reily, and 07 Robert E. Ritchey

B.	Issues

The Board of Directors recommends a vote FOR the following proposals.

2.	Proposal to approve the Company’s 2005 Stock Incentive Plan.

The undersigned hereby votes in response to the proposal to approve the Company’s 2005 Stock Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the undersigned hereby authorizes the proxies to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

FOR ☐	AGAINST ☐	ABSTAIN ☐

C.	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

NOTE: This proxy should be signed exactly as name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title or capacity. Please complete, date and return it in the enclosed envelope, which requires no postage if mailed in the United States.

Signature	Date

Signature	Date

PROXY	PROXY

INTERVOICE, INC.
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints Robert E. Ritchey, and Craig E. Holmes, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, no par value per share (“Common Stock”), of INTERVOICE, INC. (the “Company”), standing in the name of the undersigned at the close of business on June 1, 2005, at the annual meeting of shareholders to be held on July 13, 2005, at Richardson, Texas, and at any adjournment thereof and especially to vote on the items of business specified herein, as more fully described in the notice of the meeting dated June 13, 2005, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.
     This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR NAMED HEREIN, AND FOR THE PROPOSAL TO APPROVE THE COMPANY’S 2005 STOCK INCENTIVE PLAN.
     Please mark, sign and date this Proxy Card on the reverse side and return it promptly using the enclosed reply envelope.
(Continued and to be signed on reverse side)

A. Election of Directors

1.	The undersigned hereby votes in response to the election of the Board of Directors for the ensuing year.

☐	FOR all nominees	☐	WITHHOLD AUTHORITY to vote for all nominees	☐	FOR all nominees, except vote withheld for those named below: ------------------------- Nominee Exceptions
NOMINEES: 01 Saj-nicole A. Joni, Ph.D., 02 Gerald F. Montry, 03 Joseph J. Pietropaolo, 04 George C. Platt,
05 Donald B. Reed, 06 Jack P. Reily, and 07 Robert E. Ritchey
B. Issues
    The Board of Directors recommends a vote FOR the following proposals.

2.	Proposal to Approve the Company’s 2005 Stock Incentive Plan.
    The undersigned hereby votes in response to the proposal to approve the Company’s 2005 Stock Incentive Plan.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3.	In their discretion, the undersigned hereby authorizes the proxies to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN

C.	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

                 Signature                                                                                                     Date

                 Signature                                                                                                     Date

NOTE: This proxy should be signed exactly as name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title or capacity. Please complete, date and return it in the enclosed envelope, which requires no postage if mailed in the United States.